United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,592,300)
Unrealized Gain (Loss) on Market Value of Futures	(738,030)
Dividend Income	53
Interest Income	1,200
ETF Transaction Fees	700
Total Income (Loss)	$(2,328,377)

Expenses
General Partner Management Fees	$25,695
Brokerage Commissions	4,675
NYMEX License Fee	643
Non-interested Directors' Fees and Expenses	552
Prepaid Insurance Expense	125
Other Expenses	8,569
Total Expenses	40,259
Expense Waiver	(2,145)
Net Expenses	$38,114
Net Income (Loss)	$(2,366,491)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/13	$54,327,139
Withdrawals (850,000 Units)	(26,523,170)
Net Income (Loss)	(2,366,491)

Net Asset Value End of Month	$25,437,478
Net Asset Value Per Unit (800,000 Units)	$31.80

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612